Exhibit 10.38 FIRST AMENDMENT TO 2019 PERFORMANCE UNIT AWARD AGREEMENT WHEREAS, ONEOK, Inc. (the “Company”) previously granted «Officer_Name» (the “Grantee”) a Performance Unit Award memorialized in a Performance Unit Award Agreement (the “Agreement”) dated as of the ____ day of _______, 2019, pursuant to the terms of the ONEOK, Inc. Equity Incentive Plan (the “Plan”). WHEREAS, the Agreement provides that it may be amended by a written instrument signed by both the Company and the Grantee. WHEREAS, the Company and Grantee now wish to amend the Agreement to modify the calculation of the amount payable to Grantee in connection with a change in control. Now, therefore, the Agreement is hereby amended as follows, effective as of February 19, 2020: 1. Section 2(e) is amended and replaced in its entirety with the following: (e) Unless the Committee provides otherwise prior to a Change in Control, in the event of a Change in Control, (as defined below), the vesting or forfeiture of the Performance Units will be subject to the terms and conditions of Article 11 of the Plan; provided, however, the following shall be substituted for Plan Sections 11.1(b) and 11.2(b): the amount to be paid with respect to any outstanding Performance Units otherwise due and payable as a result of an event described in either Plan Section 11.1 or 11.2, shall be based on the greater of (x) the target number of Performance Units (100% Performance Multiplier) granted for the Performance Period, prorated for a Grantee whose employment terminates before the end of the Performance Period based upon the number of 30-day periods within the Performance Period completed as of the date of the Grantee’s termination of employment (or the effective date of the Change in Control for the events described in Section 11.2 of the Plan), divided by the total number of 30-day periods in the Performance Period, or (y) the percentage of Performance Units earned for the Performance Period based upon the actual performance level attained as of the date of the Change in Control, in each case after giving effect to the accumulation of Dividend Equivalents. 2. Section 5 is amended and replaced in its entirety with the following: 5. Distribution of Common Stock. Subject to any payment restrictions under Code Section 409A or other applicable law, the Common Stock or cash the Grantee becomes entitled to receive upon vesting of the Performance Units shall be distributed to the Grantee no later than 75 days after the first to occur of (i) the last day of the Performance Period , (ii) the date of the Grantee’s separation from service in the event of a payment subject to Plan Section 11.1, or (iii) the effective date of a Change in Control in the event of a payment subject to Plan Section 11.2. Payment upon or after a Change in Control shall be made in cash or shares of Common Stock, as determined by the Committee. {00124552 8 }

3. Section 14 is amended and replaced in its entirety with the following: 14. Entire Agreement; Severability; Conflicts. This Agreement contains the entire terms of the Award, and may not be changed other than by a written instrument executed by both parties or an amendment of the Plan, except where such change or modification does not adversely affect in a material way the terms of this Agreement, as provided in Section 15.4 of the Plan. This Agreement supersedes any prior agreements or understandings, and there are no other agreements or understandings relating to its subject matter. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law. Should there be any inconsistency between the provisions of this Agreement and the terms of the Award as stated in the resolutions and records of the Board of Directors or the Plan, the provisions of such resolutions and records of the Board of Directors and the Plan shall control. Except as otherwise modified by this Amendment, all other terms of the Agreement shall remain in effect. {00124552 8 }